Exhibit 10.5

PRINCIPAL FINANCIAL GROUP, INC.

ANNUAL INCENTIVE PLAN

SECTION 1
PURPOSE

        The purpose of the Principal Financial Group, Inc. Annual Incentive Plan is to permit Principal Financial Group, Inc. (the "Company"), through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code, to attract and retain executives and to motivate these executives to promote the profitability and growth of the Company.

SECTION 2
DEFINITIONS

        "Award" shall mean the amount granted to a Participant by the Committee for a Performance Period.

        "Board" shall mean the Board of Directors of the Company, or the successor thereto.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Human Resources Committee of the Board or any subcommittee thereof which meets the requirements of Section 162(m)(4)(C) of the Code.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Executive" shall mean any "covered employee" (as defined in Section 162(m) of the Code) and, in the discretion of the Committee, any other executive officer of the Company or its Subsidiaries.

        "Operating Income" shall mean, for each Performance Period, the income from continuing operations of the Company before income taxes, minus net realized/unrealized capital gains/(losses), in each case as reported in the Company's audited consolidated financial statements for the Performance Period, prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

        "Participant" shall mean, for each Performance Period, each Executive who has been selected by the Committee to participate in the Plan.

        "Performance Period" shall mean the Company's fiscal year or any other period designated by the Committee with respect to which an Award may be granted. Performance Periods may not overlap.

        "Plan" shall mean this Principal Financial Group, Inc. Annual Incentive Plan, as amended from time to time.

        "Stock Plans" shall mean the Principal Financial Group, Inc. Stock Incentive Plan and any future equity compensation plans approved by the shareholders of the Company.

SECTION 3
ADMINISTRATION

        The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select Participants, to determine the maximum Awards and the amounts of any Awards and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its stockholders and Participants, Executives, former Executives and their respective successors and assigns. No member of the Committee shall be eligible to participate in the Plan.

SECTION 4
DETERMINATION OF AWARDS

        (a)   Prior to the beginning of each Performance Period, or at such later time as may be permitted by applicable provisions of the Code, the Committee shall establish: (1) the Executives or class of Executives who will be Participants in the Plan; and (2) for each Participant a maximum Award, expressed as a percentage of the incentive pool for the Performance Period provided for in paragraph (b) of this section. The total of all such maximum percentages shall not exceed 100%, and the maximum percentage for any single Participant shall not exceed 40%.

        (b)   The incentive pool for the Performance Period shall be equal to 2% of Operating Income. The Committee shall affirm the formula for determining the size of the incentive pool prior to the beginning of each Performance Period, or at such later time as may be permitted by applicable provisions of the Code.

        (c)   Following the end of each Performance Period, and before any payments are made under the Plan, the Committee shall certify in writing (i) that the Company has positive Operating Income for such Performance Period and (ii) the size of the incentive pool provided for in paragraph (b) of this section.

        (d)   Following the end of each Performance Period, the Committee may determine to grant to any Participant an Award, which may not exceed the maximum amount specified in paragraph (a) of this section for such Participant. The Committee may reduce or eliminate the Award granted to any Participant based on factors determined by the Committee, including but not limited to, performance against budgeted financial goals and the Participant's personal performance.

SECTION 5
PAYMENT OF AWARDS

        Each Participant shall be eligible to receive, as soon as practicable after the amount of such Participant's Award for a Performance Period has been determined, payment of the Award in cash, stock, restricted stock, options, other stock-based or stock-denominated units or any combination thereof determined by the Committee. Equity or equity-based awards shall be granted under the terms and conditions of one or more of the Company's Stock Plans. Payment of the award may be deferred in accordance with a written election by the Participant pursuant to procedures established by the Committee.

SECTION 6
AMENDMENTS

        The Committee may amend the Plan at any time and from time to time, provided that no such amendment that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code, NYSE listing rules or the Exchange Act, or any other applicable law, rule or regulation, shall be effective without such consent. No amendment which adversely affects a Participant's rights to, or interest in, an Award granted prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto in writing.

SECTION 7
TERMINATION

        The Committee may terminate this Plan at any time but in no event shall the termination of the Plan adversely affect the rights of any Participant to a previously granted Award without such Participant's written consent.

SECTION 8
OTHER PROVISIONS

        (a)   No Executive or other person shall have any claim or right to be granted an Award under this Plan until such Award is actually granted. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Executive any right to be retained in the employ of the Company. Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to Executives under any other plan, agreement or arrangement.

        (b)   The rights and benefits of a Participant hereunder are personal to the Participant and, except for payments made following a Participant's death, shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.

        (c)   Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

        (d)   The Company shall have the right to deduct from Awards any taxes or other amounts required to be withheld by law.

        (e)   All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Iowa without regard to principles of conflict of laws.

        (f)    No member of the Committee or the Board, and no officer, employee or agent of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

SECTION 9
EFFECTIVE DATE

        The Plan shall be effective as of January 1, 2005, subject to approval by the stockholders of the Company in accordance with Section 162(m) of the Code.